Exhibit 5.1 +1 212 230 8800 (t) +1 212 230 8888 (f) wilmerhale.com

November 2, 2022

Gemini Therapeutics, Inc.
297 Boston Post Road #248
Wayland, MA 01778
Re: Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (File No. 333-267276) (the “Registration Statement”) filed by Gemini Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of up to 168,170,482 shares of Common Stock, $0.0001 par value per share (the “Shares”) of the Company.

The Shares are to be issued by the Company pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of August 9, 2022, by and among the Company, Gemstone Merger Sub, Inc. (“Merger Sub”), and Disc Medicine, Inc. (“Merger Partner”), which has been filed as Annex A to the Proxy Statement/Prospectus forming part of the Registration Statement (the “Proxy Statement/Prospectus”), pursuant to which Merger Sub will merge with and into Merger Partner (the “Merger”), with Merger Partner surviving the Merger as a wholly owned subsidiary of the Company.

We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Merger Agreement, the Amended and Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Amended and Restated By-laws of the Company (as amended or restated from time to time, the “Bylaws”), the form of Certificate of Amendment to the Certificate of Incorporation attached as Annex G to the Proxy Statement/Prospectus (the “Certificate of Amendment”), minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

Gemini Therapeutics, Inc.
November 2, 2022

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that upon the approval by the stockholders of the Company of the issuance of the Shares, the approval by the stockholders of the Company of the Certificate of Amendment and the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, the Shares, when issued in accordance with the terms and conditions of the Merger Agreement, will be duly authorized, for issuance, validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Proxy Statement/Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

By:	/s/ Wilmer Cutler Pickering Hale and Dorr LLP WILMER CUTLER PICKERING HALE AND DORR LLP